Exhibit 99.1
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           IBC to Consolidate Florida Operations; Close Miami Bakery,
            Consolidate Routes, Depots and Thrift Stores in Region

         Kansas City, Missouri - April 27, 2005 - Interstate Bakeries Corporation (OTC: IBCIQ.PK) ("IBC") said today that, as part of its previously announced operational and financial restructuring and subject to bankruptcy court approval, it plans to consolidate operations in its Florida Profit Center
(PC) by closing its bakery in Miami and consolidating routes, depots and thrift stores in Florida and Georgia, where it maintains regional facilities. The Company said it expects to complete the consolidation of the Florida PC by July 15, 2005. The consolidation is expected to affect approximately 600 workers in the Florida PC. IBC will continue to service the marketplace from its bakeries in Columbus, Georgia, and Jacksonville and Orlando, Florida.
         These actions are a part of the Company's efforts to address continued revenue declines and its high-cost structure. Monthly consolidated operating reports filed with the bankruptcy court show that net sales for the third quarter (16 weeks ended March 5, 2005) were $1.003 billion, representing a 1.7 percent decline from the comparable period a year ago.
         "In light of continuing revenue challenges, we are taking steps to rationalize and refocus our under-performing operations into a sustainable, ongoing business that can operate outside of bankruptcy protection," said Tony Alvarez II, chief executive of IBC and co-founder and co-chief executive of Alvarez & Marsal, the global corporate advisory and turnaround management services firm.
         "These actions are intended to improve profitability by rationalizing marginal products," he said. "The Company will strengthen its focus on branded sales and deliveries, which we believe are key components in configuring the business for efficiencies in production, distribution, marketing and sales."
         Mr. Alvarez said that since filing to restructure under Chapter 11, the Company has undertaken a comprehensive review of its operations to determine the appropriate actions necessary to return to profitability. As a first step, the Company:

         o  Closed the Florence, S.C. facility;
         o  Implemented a reduction in force;
         o  Reduced corporate costs; and
         o  Reduced or suspended certain employee benefit programs.

         As a result of these initial actions, among others, and the impact of the Chapter 11 filing, IBC reported a cash balance of $95.4 million as of March 5, 2005 in the latest monthly consolidated operating report it filed with the bankruptcy court.
         The Company is now into the second stage of its restructuring process, which involves an exhaustive review of each of the Company's ten PCs on an individual basis.
          "We regret the difficulties for employees directly impacted by the consolidation in Florida," Mr. Alvarez said. "However, we believe it is critical that we eliminate unprofitable products and routes, streamline distribution, rationalize the number of brands and stock-keeping units (SKUs) and eliminate excess capacity, which will result in lower revenues in the Florida PC. In the long run, we are doing what we must to revitalize the company, preserve jobs and maximize the value of the enterprise for all our constituencies."
          "We've approached the PC review process in great detail, identifying the critical issues in our most challenging regions first. Much work remains to be done and the implementation of the PC restructurings present significant challenges and are not without execution risk," Mr. Alvarez said. In the next stage of the restructuring process, IBC plans to finalize its go-forward business plan, including the completion of a comprehensive marketing strategy. "Only after that is accomplished," Mr. Alvarez said, "will the Company begin to develop a plan of reorganization that will permit it to emerge from bankruptcy protection."
          The Company's preliminary estimate of charges to be incurred in connection with the Florida PC consolidation is approximately $10 million, including approximately $2 million of severance charges, approximately $5 million of asset impairment charges, and approximately $2 million in other charges. IBC further estimates that approximately $5 million of such costs will result in future cash expenditures. In addition, the Company intends to spend approximately $1 million in capital expenditures and an additional approximately $1 million in other accrued expenses to effect the consolidation.
         IBC currently contributes to over 40 multi-employer pension plans as required under various collective bargaining agreements. Many of these plans are underfunded in that their liabilities exceed their assets. The portion of a plan's underfunding allocable to an employer deemed to be totally or partially withdrawing from the plan as the result of downsizing, job transfers or otherwise is referred to as "withdrawal liability." To give an example of the size of the underfunding in IBC's pension plans, if IBC is deemed to have completely withdrawn from the two multi-employer pension plans with the largest underfunding, Bakery & Confectionary Union & Industry International Pension Fund and Central States, Southeast and Southwest Areas Pension Plan, the total withdrawal liability (which would be an unsecured claim in the bankruptcy case) is alleged by such plans to be approximately $530 million, in the aggregate. IBC does not believe a total withdrawal has occurred, and based on the facts presently known, does not believe that a total withdrawal will occur in the future.
           Certain of the plans have filed proofs of claim alleging that partial withdrawals have already occurred. In addition, there is a risk that the consolidation announced today could significantly increase the amount of the liability to IBC should a partial withdrawal from the multi-employer pension plans be found to have occurred. However, IBC is conducting the Florida PC consolidation in a manner that it believes will not constitute a total or partial withdrawal from the relevant multi-employer pension plans. Additionally, IBC disputes the withdrawal liability claims filed in the bankruptcy case. Nevertheless, due to the complex nature of such a determination, no assurance can be given that withdrawal claims based upon IBC's prior actions or resulting from this consolidation or future consolidations will not result in significant liabilities for IBC. Should a partial withdrawal be found to have occurred, the amount of any partial withdrawal liability arising from the underfunded multi-employer pension plans to which IBC contributes, while less than the Company's share of the total underfunding for these plans, would likely be material and could adversely affect our financial condition and, as a general unsecured claim, any potential recovery to our constituencies.
         Interstate Bakeries Corporation filed for bankruptcy protection on September 22, 2004, citing liquidity issues resulting from declining sales, a high fixed-cost structure, excess industry capacity, rising employee healthcare and pension costs and higher costs for ingredients and energy. The Company continues to operate its business in the ordinary course as a debtor-in-possession.

         About the Company
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         Interstate Bakeries Corporation is one of the nation's largest wholesale bakers and distributors of fresh-baked bread and sweet goods, under various national brand names, including Wonder(R), Baker's Inn(R), Merita(R), Hostess(R) and Drake's(R). The company is headquartered in Kansas City.

Cautionary Statement Regarding Forward-Looking Statements and Other Matters
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Some information contained in this press release may be forward-looking statements within the meaning of the federal securities laws. These forward-looking statements are not historical in nature and include statements that reflect, when made, the Company's views with respect to current events and financial performance. These forward-looking statements can be identified by forward-looking words such as "may," "will," "expect," "intend," "anticipate," "believe," "estimate," "plan," "could," "should" and "continue" or similar words. These forward-looking statements may also use different phrases. All such forward-looking statements are and will be subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. Factors that could cause actual results to differ materially include, without limitation: successful resolution of any deficiencies in the Company's newly implemented financial reporting systems; the ability of the Company to continue as a going concern; final determination of anticipated significant asset impairment charges; the ability of the Company to obtain court approval with respect to motions in the Chapter 11 proceeding filed by it from time to time; the ability of the Company to operate pursuant to the terms of its DIP financing facility; the ability of the Company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 proceeding; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the Company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 proceeding to a Chapter 7 proceeding; the ability of the Company to obtain and maintain adequate terms with vendors and service providers; the potential adverse impact of the Chapter 11 proceeding on the Company's liquidity or results of operations; the ability of the Company to finalize, fund and execute its business plan; the ability of the Company to attract, motivate and/or retain key executives and employees; changes in our relationship with employees and the unions that represent them; increased costs and uncertainties related to periodic renegotiation of union contracts; increased costs and uncertainties with respect to the accounting treatment of a defined benefit pension plan to which we contribute; finalization of our review and, if applicable, the independent audit of our historical financial statements; the results of an SEC investigation concerning the Company's financial statements following the Company's announcement that the Audit Committee of its Board of Directors had retained independent counsel to investigate the Company's manner of setting its workers' compensation and other reserves; the delayed filing with the SEC of the Company's fiscal 2004 Form 10-K and fiscal 2005 Form 10-Qs; the Company's on-going internal review of the setting of its workers' compensation and auto/general liability reserves; risks associated with the Company's restructuring process, including the risk that the PC review and bakery and route consolidations could fail to achieve the desired results; the impact of any withdrawal liability arising under the Company's multi-employer pension plans as a result of prior actions or current consolidations; the impact of non-cash charges to fixed capital assets on prior periods; changes in general economic and business conditions (including in the bread and sweet goods markets); changes in consumer tastes or eating habits; future product recalls or safety concerns; bankruptcy filings by customers; costs associated with environmental compliance and remediation; actions of governmental entities, including regulatory requirements; the outcome of legal proceedings to which we are or may become a party, including the securities class actions filed after our February 11, 2003 press release; business disruption from terrorist acts, our nation's response to such acts and acts of war; and other factors. These statements speak only as of the date of this press release, and we disclaim any intention or obligation to update or revise any forward-looking statements to reflect new information, future events or developments or otherwise, except as required by law. We have provided additional information in our filings with the SEC, which readers are encouraged to review, concerning other factors that could cause actual results to differ materially from those indicated in the forward-looking statements.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the Company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the Chapter 11 proceeding to each of these liabilities and/or securities. Accordingly, the Company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.